As filed with the Securities and Exchange Commission on July 31, 2026

Registration No.   -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Quince Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-1024039
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

611 Gateway Boulevard, Suite 273

South San Francisco, CA 94080

(415) 910-5717

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dirk Thye

Chief Executive Officer

Quince Therapeutics, Inc.

611 Gateway Boulevard, Suite 273

South San Francisco, CA 94080

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Madison A. Jones

Ariel Rom

Rama Padmanabhan

Rita Sobral

Cooley LLP

1299 Pennsylvania Avenue, NW, Suite 700

Washington, DC 20004

(202) 842-7800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 31, 2026

PROSPECTUS

Quince Therapeutics, Inc.

15,470,099 Shares

Common Stock

Offered by the Selling Stockholders

This prospectus relates to the proposed resale or other disposition by the selling stockholders identified herein (the “Selling Stockholders”), of up to (i) 162,971 shares (the “Acquisition Shares”) of our common stock, par value $0.001 per share (“Common Stock”), (ii) 3,489,281 shares (“Acquisition Conversion Shares”) of Common Stock issuable upon the conversion of 67,101.235 shares (“Acquisition Preferred Shares”) of our Series C Non-Voting Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), (iii) 7,498,447 shares of Common Stock (the “Private Placement Conversion Shares”) issuable upon the conversion of 144,200.633 shares of our Series C Preferred Stock (the “Private Placement Preferred Shares”), (iv) 570,169 shares of Common Stock (the “Acquisition Warrant Conversion Shares”) issuable upon exercise of the Financing Warrants (as defined below) issued in the Acquisition (the “Acquisition Warrants” and, together with the Financing Warrants, the “Warrants”) (or, if such Acquisition Warrants are exercised for Series C Preferred Stock (the “Acquisition Warrant Preferred Shares”), the shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock) and (v) 3,749,231 shares of Common Stock (the “Private Placement Warrant Conversion Shares”) issuable upon exercise of the Financing Warrants (or, if such Financing Warrants are exercised for Series C Preferred Stock (the “Private Placement Warrant Preferred Shares”), the shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock). The Warrants are exercisable at any time and from time to time beginning on or after the trading day following the earlier of our public disclosure of (i) topline results from the ongoing LAM-001 Phase 2 trial of bronchiolitis obliterans syndrome (“BOS” and, such trial, the “BOS Trial”) and (ii) the termination or suspension of the BOS Trial (such date, as applicable, the “Triggering Event”) and through (and including) the 30th day following the applicable Triggering Event (the “Termination Date”) but not thereafter. The Warrants are initially exercisable for shares of Series C Preferred Stock but will become exercisable for shares of Common Stock following the approval of the Required Company Stockholder Matters, subject to certain beneficial ownership limitations set by the holders thereof. Subject to receiving approval by our stockholders of (i) the issuance of shares of Common Stock upon conversion of Series C Preferred Stock and exercise of the Warrants and certain options held by the former equity holders of Orphai Subsidiary (as defined below) that we assumed in the Acquisition (as defined below), which (a) will represent more than 20% of the shares of Common Stock outstanding pursuant to Nasdaq Listing Rule 5635(a) and (b) may, together with certain changes to management and our Board of Directors (“Board”), result in a change of control of the Company pursuant to Nasdaq Listing Rule 5635(b) (the “Conversion Proposal”), (ii) issuance of shares of Common Stock, upon conversion of the Private Placement Preferred Shares and upon exercise of the Financing Warrants pursuant to Nasdaq Listing Rule 5635(d) (the “Minimum Price Proposal”) and (iii) an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 250,000,000 to 275,000,000 (the “Authorized Share Proposal” and, together with the Conversion Proposal and the Minimum Price Proposal, the “Required Company Stockholder Matters”) and certain beneficial ownership limitations set by each preferred stockholder, each share of Series C Preferred Stock will automatically convert into 52 shares of Common Stock. The shares of Common Stock registered by this prospectus are referred to herein as the “Resale Shares.”

The Acquisition Shares and Acquisition Preferred Shares were issued to former stockholders of Orphai Holdings Therapeutics, Inc., a Delaware corporation (“Orphai HoldCo”), and the Acquisition Warrants were issued to former warrant holders of Orphai HoldCo in exchange for their warrants to purchase Orphai HoldCo capital stock, in each case, in connection with our acquisition (the “Acquisition”) of Orphai HoldCo and its wholly owned subsidiary Orphai Therapeutics, LLC (“Orphai Subsidiary” and, together with Orphai HoldCo, “Orphai”), pursuant to that certain Agreement and Plan of Merger, dated May 17, 2026 (the “Merger Agreement”), by and among the Company, Phoenix Merger Sub I, Inc., Phoenix Merger Sub II, LLC, Orphai HoldCo and Orphai Subsidiary (the “Acquisition Agreement”), which closed on May 18, 2026. The Private Placement Preferred Shares and the warrants to purchase the Private Placement Warrant Preferred Shares (the “Financing Warrants”) were issued and sold to accredited investors (the “Investors”) in a private placement (the “2026 Private Placement” and, together with the Acquisition and the other transactions and actions contemplated by the Acquisition Agreement, the “Acquisition Transactions”), pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of May 18, 2026, by and among the Company and the Investors, which closed on May 21, 2026. We are not offering or selling any Resale Shares under this prospectus and will not receive any of the proceeds from the sale or other disposition of Resale Shares by the Selling Stockholders.

The Selling Stockholders may sell the Resale Shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of their Resale Shares hereunder.

The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their Resale Shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

You should carefully read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference herein or therein, before you invest in any of the securities being offered.

Our Common Stock is traded on the Nasdaq Global Select Market under the symbol “QNCX.” On July 30, 2026, the last reported sales price for our Common Stock was $23.03 per share.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 11 of this prospectus and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is     , 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time.

This prospectus provides you with a general description of the securities the Selling Stockholders may offer. Each time the Selling Stockholders sell shares of Common Stock using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares of Common Stock being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in shares of our Common Stock. See “Where You Can Find More Information” for more information.

This prospectus contains and incorporates by reference information that you should consider when making your investment decision. Neither we nor the Selling Stockholders have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference herein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

In this prospectus, unless the context otherwise requires, the terms (i) “we,” “us,” “our,” “Quince,” the “Company” and other similar terms refer to the business and operations of Quince Therapeutics, Inc. and its consolidated subsidiaries for periods prior to the Acquisition and to Quince Therapeutics, Inc. and its consolidated subsidiaries, including Orphai Therapeutics for periods after the Acquisition; (ii) “Orphai HoldCo” refers to Orphai Holdings Therapeutics, Inc., (iii) “Orphai Subsidiary” refers to Orphai Therapeutics, LLC, a wholly owned subsidiary of Orphai HoldCo, (iv) “Orphai” or “Orphai Therapeutics” refer collectively to Orphai HoldCo and Orphai Subsidiary and (v) “Acquisition” refers to the acquisition by the Company of Orphai Therapeutics pursuant to the Acquisition Agreement.

Unless otherwise indicated, all share amounts, per-share prices, and option exercise prices presented in this prospectus give retroactive effect to (i) a 1-for-10 reverse stock split of our Common Stock that became effective on April 10, 2026 (the “April 2026 Reverse Stock Split”) and (ii) the 1-for-20 reverse stock split of our Common Stock that became effective on June 29, 2026 (the “Reverse Stock Split”). When taken together, the April 2026 Reverse Stock Split and the Reverse Stock Split result in a cumulative 1-for-200 adjustment to share counts, per-share prices, and exercise prices for periods prior to April 10, 2026. Share counts and per-share prices for periods between April 10, 2026 and June 28, 2026 give effect to the April 2026 Reverse Stock Split but not the Reverse Stock Split and have been retroactively adjusted to reflect the Reverse Stock Split for purposes of this prospectus.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

All statements, other than statements of historical facts contained in this prospectus, are forward-looking statements, including, without limitation, statements regarding: the Required Company Stockholder Matters; the Stockholder Meeting (as defined below); the expected Company name and ticker if the Required Company Stockholder Matters are approved; our ability to comply with Nasdaq’s continued listing standards or, if necessary, to meet Nasdaq’s initial listing standards; our ability to achieve the expected benefits or opportunities with respect to the Acquisition Transactions; the design and potential benefits of LAM-001, including as a disease-modifying therapy for pulmonary disease; anticipated regulatory and development processes and timelines, including the expected timing to initiate the planned Phase 2 trial of LAM-001 in PH-ILD (as defined below) and the planned Phase 2 trial of LAM-001 in SAPH (as defined below), the expected timing for data readouts from the ongoing BOS Trial and the planned Phase 2 trial of LAM-001 in PH-ILD; the estimated patient populations in the U.S. and Europe for PH-ILD, BOS and SAPH; the potential advantages of mTOR inhibitors in PH-ILD; and the design and potential benefits of the Company’s proprietary processes. Forward-looking statements generally relate to future events or our future financial or operating performance. The words “aim,” “anticipate,” “assume,” “can,” “continue,” “could,” “designed to,” “estimate,” “evaluate,” “expect,” “explore,” “intend,” “intended to,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “to be,” “will,” and “would,” or the negative of such terms or other similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Factors that might cause such a difference include those discussed in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference herein, before making an investment decision.

Company Overview

We are a clinical-stage biopharmaceutical company developing a novel disease modifying therapeutic to address the significant unmet medical need associated with pulmonary disorders with few, if any, treatment options available. On May 18, 2026, we completed the Acquisition of Orphai Therapeutics, a clinical-stage biopharmaceutical company developing therapies to treat serious, underserved pulmonary disorders. The Acquisition brought into our pipeline Orphai’s lead asset, LAM-001, a proprietary investigational inhaled dry powder formulation of rapamycin whose differentiated characteristics may permit treatment of conditions associated with dysfunctional mammalian target of rapamycin (“mTOR”) activity that cannot be adequately treated using a systemically delivered formulation, including oral solution or tablets.

Following the acquisition, our lead product candidate is LAM-001. We are currently evaluating the use of LAM-001 as a treatment for patients with pulmonary hypertension associated with interstitial lung disease (“PH-ILD”) and for patients with bronchiolitis obliterans syndrome post lung transplant (“BOS”), both severe, progressive and often life-threatening indications with few therapeutic alternatives of significant clinical benefit. In our recently completed Phase 2a trial, which enrolled patients with pulmonary arterial hypertension (“PAH”) as well as patients with PH-ILD, LAM-001 achieved consistent, clinically relevant improvement across multiple established endpoints, including pulmonary vascular resistance (“PVR”), six-minute walking distance (“6MWD”) and functional class rankings. A Phase 2b trial of LAM-001 is ongoing, evaluating 75 patients with PH-ILD, with data expected in the first quarter of 2028. Our fully enrolled Phase 2 trial of LAM-001 in BOS is currently ongoing, with results anticipated in the first quarter of 2027. In addition, we expect to initiate a Phase 2 trial to evaluate the use of LAM-001 as a treatment for sarcoidosis-associated pulmonary hypertension (“SAPH”) in late 2026, with data expected in the fourth quarter of 2028.

Pipeline

In addition to our lead asset, LAM-001, we are developing AIT-101 (apilimod dimesylate capsule), an orally administered, potent and highly selective inhibitor of phosphatidylinositol-3-phosphate 5-kinase (PIKfyve) that has therapeutic potential in neurological diseases, which completed a randomized, placebo controlled, Phase 2a study of AIT-101 in 15 ALS subjects with the c9orf72 mutation, AIT-102, a novel molecule that was selected from a series of analogues of the natural product mithramycin, in preclinical development for oncology indications, and our proprietary AIDE technology platform, a novel and innovative drug/device combination that uses an automated process designed to encapsulate a drug into the patient’s own red blood cells, which is in non-clinical studies to explore the feasibility and potential benefits of encapsulating drugs that may be complementary to our other pipeline assets.

Recent Developments

The Acquisition

On May 18, 2026 (the “Closing”), we completed the acquisition of Orphai Therapeutics in accordance with the terms of the Agreement and Plan of Merger (the “Acquisition Agreement”), dated May 17, 2026, by and among the Company, Phoenix Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Phoenix Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), Orphai HoldCo and Orphai Subsidiary, pursuant to which, First Merger Sub merged with and into Orphai HoldCo, pursuant to which Orphai HoldCo was the surviving corporation and became a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, Orphai HoldCo merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity.

The Acquisition was accounted for as an asset acquisition as Orphai did not meet the definition of a business under Accounting Standard Codification Topic 805, Business Combinations (“ASC 805”) as substantially all of its value was in the IPR&D asset. Accordingly, the assets and liabilities of the Company are recorded as of the Orphai Acquisition closing date at their respective carrying values, and the acquired net assets and assumed net liabilities of Orphai are recorded as of the Acquisition closing date at their fair value. The Company was determined to be the accounting acquirer based upon the terms of the Acquisition. Orphai was determined to be a variable interest entity (“VIE”) as it was insufficiently capitalized to fund future operations, where the Company is the primary beneficiary. As such, the acquisition costs were expensed and not capitalized as part of the purchase price in accordance with ASC 805. In addition, the excess of the consideration transferred, and the fair value of the net asset acquired, IPR&D, and net liabilities assumed were recorded as an asset acquisition loss and included in the loss on acquisition line item in the condensed consolidated statements of operations and comprehensive income (loss).

The Acquisition was structured as a stock-for-stock transaction pursuant to which all of Orphai Therapeutics’ outstanding equity interests were exchanged based on a fixed exchange ratio for aggregate consideration of (i) 162,971 shares of Common Stock (after giving effect to the Reverse Stock Split) and (ii) 67,101.235 of Series C Preferred Stock, each share of which is convertible into 52 shares of Common Stock (after giving effect to the adjustment to the conversion ratio as a result of the Reverse Stock Split and representing 3,489,281 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations), subject to receipt of approval of the Required Company Stockholder Matters and the beneficial ownership limitations set by each holder. In addition, the outstanding warrants to purchase shares of Orphai HoldCo capital stock were exchanged for Acquisition Warrants to purchase an aggregate of 10,964.505 shares of Series C Preferred Stock (which are convertible into 570,169 shares of Common Stock, subject to receipt of approval of the Required Company Stockholder Matters, after giving effect to the Reverse Stock Split and without giving effect to any beneficial ownership limitations) and all outstanding options to purchase Orphai Subsidiary common stock were assumed by us and converted into options to purchase an aggregate of 1,308,804 shares of Common Stock (after giving effect to the Reverse Stock Split). The Series C Preferred Stock was a

newly designated series of preferred stock and was intended to have economic rights equivalent to our Common Stock, but with no voting rights. The rights of the Series C Preferred Stock are set forth in the Certificate of Designation of Series C Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) that we filed with the Secretary of State of the State of Delaware.

Concurrently with the Acquisition, we entered into the Purchase Agreement with the Investors, pursuant to which, on May 21, 2026 (the “PIPE Closing”), we issued and sold an aggregate of 144,200.633 shares of Series C Preferred Stock, each share of which is convertible into 52 shares of Common Stock (after giving effect to the adjustment to the conversion ratio as a result of the Reverse Stock Split and representing 7,498,447 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations), subject to receipt of approval of the Required Company Stockholder Matters and the beneficial ownership limitations set by each holder, at a price of $797.50 per share of Series C Preferred Stock for aggregate gross proceeds of approximately $115 million. If at any time after the earlier of (i) the approval of the Required Company Stockholder Matters or (ii) the date that is six months following the initial issuance date of the Series C Preferred Stock, we fail to deliver to the holders of the Series C Preferred Stock shares of common stock underlying such shares of Series C Preferred Stock (other than in certain circumstances set forth in the Certificate of Designation), the holders of the Series C Preferred Stock would be entitled to require us to settle such undelivered shares for cash in an amount equal to the fair value of such undelivered shares of Common Stock at such time, as described in the Certificate of Designation. If we are forced to cash settle a significant amount of the shares of our common stock underlying the Series C Preferred Stock, it could materially affect our results of operations, business and financial condition. In addition, in connection with the 2026 Private Placement, we issued to the Investors Financing Warrants to purchase an aggregate of 72,100.322 shares of Series C Preferred Stock at an exercise price of $996.90 per share of Series C Preferred Stock (representing 3,749,231 shares of Common Stock on an as-converted-to-common basis, after giving effect to the Reverse Stock Split and without giving effect to any beneficial ownership limitations).

On May 18, 2026, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, we are obligated to prepare and file a resale registration statement with the SEC within 75 calendar days following the closing of the 2026 Private Placement. The Registration Rights Agreement also contains customary terms, including an obligation to indemnify the Investors and certain affiliates from certain liabilities relating to any misstatements or omissions in the resale registration statement.

The Acquisition Transactions were approved by our Board and the board of directors and stockholders of Orphai Therapeutics. The closings of the Acquisition Transactions were not subject to the approval of Quince stockholders.

We plan to file a definitive proxy statement with the SEC to solicit approval of the Required Company Stockholder Matters, among other matters, at a special meeting of our stockholders (the “Stockholder Meeting”). Except as otherwise required by law (e.g., voting on a change to the authorized shares of Series C Preferred Stock or the rights of such shares as required by the General Corporation Law of the State of Delaware (“DGCL”)) and the Certificate of Designation, the Series C Preferred Stock does not have voting rights. For more information on the Series C Preferred Stock, please refer to the Certificate of Designation, which is incorporated by reference herein and attached as Exhibit 3.1 of our Current Report on Form 8-K, filed with the SEC on May 18, 2026.

If the Required Company Stockholder Matters are approved, it is expected that we will change our name to “IRulya Therapeutics Inc.” and our Common Stock will trade on The Nasdaq Global Select Market under the symbol “IRLA.”

In connection with the execution of the Acquisition Agreement, Quince and Orphai Subsidiary entered into stockholder support agreements (the “Support Agreements”) with certain of Quince’s officers and directors (solely in their capacities as stockholders), representing approximately 2.9% of the outstanding shares of Common Stock as of July 29, 2026. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Required Company Stockholder Matters, the approval of the Company’s 2026 Equity Incentive Plan and the Company’s 2026 Employee Stock Purchase Plan at the Stockholder Meeting.

Concurrently and in connection with the execution of the Acquisition Agreement, certain officers, directors and certain stockholders of Orphai HoldCo as of immediately prior to the Acquisition, and certain of the directors and officers of Quince as of immediately prior to the Acquisition entered into lock-up agreements (the “Lock-up Agreements”) with Quince and Orphai Subsidiary, pursuant to which each such stockholder will be subject to a lockup on the sale or transfer of shares of Common Stock and Series C Preferred Stock held by each such stockholder, subject to certain limited exceptions as set forth in the Lock-Up Agreements, for a period ending on the Triggering Event. In addition, beginning on the date that is 180 days after the Closing, 5% of the aggregate number of shares held by each such stockholder will be released from the restrictions under the Lock-up Agreements on a monthly basis thereafter.

For more information about the Acquisition Transactions, you should refer to our Current Report on Form 8-K filed with the SEC on May 18, 2026, as amended on May 18, 2026 and July 30, 2026, which is incorporated by reference herein.

Reverse Stock Split

On June 11, 2026, at the Company’s 2026 Annual Meeting of Stockholders, the Company’s stockholders approved the implementation of a reverse stock split of the Company’s common stock at a ratio ranging from 1-for-10 to 1-for-100, with the specific ratio and timing to be determined by the Board in its sole discretion. The Board subsequently approved a reverse stock split ratio of 1-for-20. On June 26, 2026, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, which became effective at 11:59 p.m. Eastern Time on June 29, 2026. The shares of Common Stock began trading on a split-adjusted basis on the Nasdaq Global Select Market upon market open on June 30, 2026 and continue to trade under the ticker symbol “QNCX.”

For more information regarding the Reverse Stock Split, see the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2026, as amended on June 26, 2026, which is incorporated by reference into this prospectus.

Reverse Stock Splits

On June 29, 2026, the Company effected a 1-for-20 reverse stock split of its outstanding common stock (the “June Reverse Stock Split”). On April 10, 2026, the Company effected a 1-for-10 reverse stock split of its outstanding common stock (the “April Reverse Stock), collectively, the “Reverse Stock Splits”. As a result of the Reverse Stock Splits, every two-hundred shares (200) shares of our issued and outstanding common stock, par value $0.001, were converted into (1) share of common stock, par value $0.001, reducing the number of issued and outstanding shares of our common stock from approximately 55,725,291 shares, as of December 31, 2025, to approximately 278,627 shares as of June 29, 2026. The Reverse Stock Splits did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock. No fractional shares were issued in connection with the Reverse Stock Splits. Except where the context otherwise requires the share numbers in this prospectus reflect the Reverse Stock Splits of our common stock.

The following selected financial data has been derived from our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on April 10, 2026 and our unaudited financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on May 11, 2026 as adjusted to reflect the applicable Reverse Stock Splits for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

AS REPORTED (in thousands, except share and per share amounts):

	Year Ended December 31,
	2025	2024
Net loss	$(83,979)	$(56,828)
Net loss per share - basic and diluted	$(1.68)	$(1.31)
Weighted average shares of common stock outstanding - basic and diluted	50,096,897	43,262,269
Common shares outstanding at year end	55,725,291	44,001,643

	Three Months Ended March 31
	2026	2025
Net income (loss) - basic	$32,794	$(15,030)
Net income (loss) per share - basic	$3.60	$(3.42)
Weighted average shares of common stock outstanding - basic	9,120,267	4,394,119
Net income (loss) - diluted	$26,458	$(15,030)
Net income (loss) per share - diluted	$2.88	$(3.42)
Weighted average shares of common stock outstanding - diluted	9,190,354	4,394,119
Common shares outstanding at period end	13,790,794	44,089,142

AS ADJUSTED FOR 1-FOR-10 AND 1-FOR-20 REVERSE STOCK SPLIT (unaudited in thousands, except share and per share amounts):

	Year Ended December 31,
	2025	2024
Net loss	$(83,979)	$(56,828)
Net loss per share - basic and diluted	$(335.27)	$(262.71)
Weighted average shares of common stock outstanding - basic and diluted	250,485	216,312
Common shares outstanding at year end	278,627	220,009

AS ADJUSTED FOR 1-FOR-20 REVERSE STOCK SPLIT (unaudited in thousands, except share and per share amounts):

	Three Months Ended March 31
	2026	2025(1)
Net income (loss) - basic	$32,794	$(15,030)
Net income (loss) per share - basic	$71.91	$(68.41)
Weighted average shares of common stock outstanding - basic	456,014	219,706
Net income (loss) - diluted	$26,458	$(15,030)
Net income (loss) per share - diluted	$57.58	$(68.41)
Weighted average shares of common stock outstanding - diluted	459,518	219,706
Common shares outstanding at period end	689,540	2,204,458

Corporate Information

We were originally incorporated as Cortexyme, Inc. in Delaware on June 20, 2012. In August 2022, we changed our name to Quince Therapeutics, Inc. Our principal executive offices are located at 611 Gateway Blvd., Suite 273, South San Francisco, California 94080. Our telephone number at that location is (415) 910-5717. Our corporate website address is www.quincetx.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. As a result, the information in or incorporated by reference into this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING

Common stock offered by the Selling Stockholders	Up to an aggregate of 15,470,099 shares of Common Stock, which consist of (i) 162,971 Acquisition Shares, (ii) 3,489,281 Acquisition Conversion Shares, (iii) 7,498,447 Private Placement Conversion Shares, (iv) 570,169 Acquisition Warrant Conversion Shares and (v) 3,749,231 Private Placement Warrant Conversion Shares, in each case, after giving effect to the Reverse Stock Split.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the Resale Shares. If the Warrants are exercised for cash, we will, however, receive the net proceeds thereof.

Risk factors	See “Risk Factors” on page 9 for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq Global Select Market symbol:	“QNCX”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Concerning Forward-Looking Statements.”

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholders. If the Warrants are exercised for cash, we will, however, receive the net proceeds thereof.

Subject to limited exceptions, the Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition from time to time by the Selling Stockholders identified in the table below of up to an aggregate of 15,470,099 shares of Common Stock, which consist of (i) 162,971 Acquisition Shares, (ii) 3,489,281 Acquisition Conversion Shares, (iii) 7,498,447 Private Placement Conversion Shares, (iv) 570,169 Acquisition Warrant Conversion Shares and (v) 3,749,231 Private Placement Warrant Conversion Shares, in each case, after giving effect to the Reverse Stock Split, including any resulting fractional shares. The Selling Stockholders may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement.

On May 18, 2026, we entered into the Purchase Agreement, pursuant to which we sold an aggregate of 144,200.633 shares of Series C Preferred Stock, which are convertible into 7,498,447 shares of Common Stock following the approval of the Required Company Stockholder Matters, subject to certain beneficial ownership limitations and after giving effect to the Reverse Stock Split, at an aggregate purchase price of approximately $115 million. In addition, in connection with the 2026 Private Placement, we issued to the Investors Financing Warrants to purchase an aggregate of 72,100.322 shares of Series C Preferred Stock (representing 3,749,231 shares of Common Stock on an as-converted-to-common basis, after giving effect to the Reverse Stock Split and without giving effect to any beneficial ownership limitations), which will be exercisable following the approval of the Required Company Stockholder Matters, subject to certain beneficial ownership limitations. Also on May 18, 2026, we completed our Acquisition of Orphai Therapeutics in accordance with the Acquisition Agreement, pursuant to which we issued an aggregate of (i) 162,971 shares of Common Stock (after giving effect to the Reverse Stock Split) and (ii) 67,101.235 shares of Series C Preferred Stock, which are convertible into 3,489,281 shares of Common Stock following the approval of the Required Company Stockholder Matters, subject to certain beneficial ownership limitations and after giving effect to the Reverse Stock Split, and the outstanding warrants to purchase shares of Orphai HoldCo capital stock were exchanged for Acquisition Warrants to purchase an aggregate of 10,964.505 shares of Series C Preferred Stock (representing 570,169 shares of Common Stock on an as-converted-to-common basis, after giving effect to the Reverse Stock Split and without giving effect to any beneficial ownership limitations).

We are registering the Resale Shares to permit the Selling Stockholders and their pledgees, donees, transferees or other successors-in interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

Except as otherwise disclosed herein, the Selling Stockholders do not have, and within the past three years have not had, any material position, office or other material relationship with us.

The following table sets forth the names of the Selling Stockholders, the number of shares of our Common Stock owned by the Selling Stockholders, the number of shares of our Common Stock that may be offered under this prospectus and the number of shares of our Common Stock that will be owned after this offering by the Selling Stockholders assuming all of the shares registered for resale hereby are sold.

The Selling Stockholders may sell some, all or none of their Resale Shares. We do not know how long the Selling Stockholders will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Resale Shares, except for the Lock-Up Agreements. The Resale Shares covered hereby may be offered from time to time by the Selling Stockholders, provided that Resale Shares issued upon conversion of Series C Preferred Stock may only be offered after such shares of Series C Preferred Stock are converted to Common Stock pursuant to the terms of the Certificate of Designation, and Resale Shares issuable upon exercise of the Warrants may only be offered upon exercise of such Warrants in accordance with their terms.

The information set forth below is based upon information obtained from the Selling Stockholders and upon information in our possession regarding the issuance of the Series C Preferred Stock and the Warrants in connection with the Acquisition Transactions. The percentages of Common Stock owned after the offering by each Selling Stockholder below are based on 1,017,063 shares of Common Stock outstanding as of June 30, 2026, and, for each Selling Stockholder, assumes the conversion of only the Series C Preferred Stock owned by such Selling Stockholder but not the Series C Preferred Stock owned by any other Selling Stockholder and assumes the exercise of the Warrants only for the Selling Stockholder who holds such Warrants.

Name of Selling Stockholders(1)	Common Stock Beneficially Owned Before Offering(2)	Common Stock that May Be Offered Pursuant to Prospectus(2)	Common Stock Beneficially Owned After Offering(2)
			Number	Percentage (%)
Access Industries Holdings LLC (3)	8,129	8,129	—	—
AEF Plus Privates Fund, LLC (4)	15,686	15,686	—	—
Affinity Healthcare Fund, LP (5)	586,835	586,835	—	—
Alexander C. Magary (6)	122	122	—	—
Allen Wiesenfeld (7)	31,820	31,819	1	*
Arjun Gopalakrishnan (8)	13,631	13,631	—	—
Atlas Private Holdings (Cayman) Ltd. (9)	1,075,863	1,075,863	—	—
Atlas Private Holdings VIII, LLC (10)	488,687	488,687	—	—
Ausangate Capital Fund, LP (11)	19,562	19,562	—	—
Blind Trust in Relation to the Assets of Mr. Richard Simon Sharp (12)	2,659	2,659	—	—
Carlo Spirli and Maddalena Lolaico, as Joint Tenants with Right of Survivorship (13)	55	55	—	—
Carlos Dedesma and Ronit Dedesma, as Joint Tenants with Right of Survivorship (14)	49	49	—	—
CD-Venture GmbH (15)	156,368	156,368	—	—
Entities affiliated with Chen Jinxia (16)	8,028	8,028	—	—
Christopher Conrad and Cintia Conrad, as Joint Tenants with Right of Survivorship (17)	120	120	—	—
Coastlands Capital Partners LP (18)	978,057	978,057	—	—
Entities Affiliated with Aryeh Davis (19)	44,288	14,583	29,705	2.92%
Dana Dunn (20)	415	260	155	*
Entities affiliated with Darlene Allen (21)	33	33	—	—
DA-VISION Fund No6 (22)	5,379	5,379	—	—
David Ferrucci (23)	167	167	—	—
Donald J. Kellerman (24)	21	21	—	—
Entities affiliated with Elizabeth A. Whayland (25)	469	469	—	—
Entities affiliated with Boothbay Fund Management, LLC (26)	217,184	198,978	18,206	1.79%
Entities affiliated with Cormorant Asset Management, LP (27)	1,062,924	1,062,924	—	—
Entities affiliated with Foresite Capital Management, LLC (28)	978,059	978,059	—	—
Entities affiliated with Janus Henderson Investors US LLC (29)	2,530,005	2,530,005	—	—
Entities affiliated with Jeffrey Samberg (30)	1,053,801	1,024,211	29,590	2.91%
Entities affiliated with Joseph Samberg (31)	202,350	172,760	29,590	2.91%
Entities affiliated with Jonathan M. Rothberg (32)	121,615	121,615	—	—
Entities affiliated with LSS Private Equity Co., Ltd. (33)	420,922	420,922	—	—
Entities affiliated with Michael J. Rothberg (34)	19,593	19,593	—	—

Name of Selling Stockholders(1)	Common Stock Beneficially Owned Before Offering(2)	Common Stock that May Be Offered Pursuant to Prospectus(2)	Common Stock Beneficially Owned After Offering(2)
			Number	Percentage (%)
Entities affiliated with Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (35)	13,777	13,777	—	—
Entities affiliated with SilverArc Capital Management, LLC (36)	880,255	880,255	—	—
Eventide Healthcare Innovation Fund I LP (37)	489,029	489,029	—	—
Feixiang Holdings Private Limited (38)	10,838	10,838	—	—
Global Institutional Capital Holdings SPV (39)	33,054	33,054	—	—
Entities affiliated with Gregg Fergus (40)	3,035	3,035	—	—
Guilford Asia Association No.1 (41)	16,547	16,547	—	—
Henri Lichenstein (42)	4,335	4,335	—	—
Heribert Staudinger and Sakura K. Staudinger, as Joint Tenants with Right of Survivorship (43)	98	98	—	—
Ikarian Healthcare Master Fund, LP (44)	616,119	574,987	41,132	4.04%
Joel Bader (45)	66	66	—	—
Joel T. Dudley and Michelle Y. Dudley, as Joint Tenants with Right of Survivorship (46)	31	31	—	—
Judith B. Secki and Louis J. Secki, Jr., as Joint Tenants with Right of Survivorship (47)	14	14	—	—
KCLAVIS-Next Bio Fund No.5 (48)	97,200	97,200	—	—
Liberty Bell Investment Corp. (49)	26,841	26,841	—	—
LifeSci Venture Master, LLC (50)	464,577	464,577	—	—
Linda Hackett (51)	42	42	—	—
Lin-Lin Zhou (52)	2,608	2,608	—	—
Logos Opportunities Fund V LP (53)	489,029	489,029	—	—
Lynn Breiling (54)	1	1	—	—
Michele Nilson and John Peter Nilson, as Joint Tenants with Right of Survivorship (55)	2	2	—	—
Ming Zhou Lin (56)	2,608	2,608	—	—
MOCA Ventures Inc. (57)	6,435	6,435	—	—
Murat Gunel (58)	50,103	32,766	17,337	1.70%
Neil Beeharry and Christina Frets, as Joint Tenants with Right of Survivorship (59)	87	87	—	—
Neil Shaw (60)	24,452	24,452	—	—
Nomadic Ventures LLC (61)	261	261	—	—
Perceptive Life Sciences Master Fund, Ltd. (62)	1,369,280	1,369,280	—	—
Persistent Asset Global Select Fund SPC – Persistent Asset X Segregated Portfolio (63)	17,553	17,553	—	—
Rachael P. Klotzberger and David R. Klotzberger, as Joint Tenants with Right of Survivorship (64)	39	39	—	—
Robert Canterbury Buford (65)	279	279	—	—
Robert McNamee (66)	75	75	—	—
Sabrina Rashid (67)	8	8	—	—
Sangmin Hong (68)	4,853	4,853	—	—
Sean Francis Landrette (69)	174	174	—	—

Name of Selling Stockholders(1)	Common Stock Beneficially Owned Before Offering(2)	Common Stock that May Be Offered Pursuant to Prospectus(2)	Common Stock Beneficially Owned After Offering(2)
			Number	Percentage (%)
Selig Sacks (70)	2,161	2,161	—	—
Seligman Healthcare Spectrum (Master) Fund (71)	275,865	275,865	—	—
Shenzhen Sangel Jing Rui Venture Capital (Limited Partnership) (72)	3,208	3,208	—	—
SIP Sungent BioVenture Venture Capital Investment Partnership (LP) (73)	2,608	2,608	—	—
SK Securities, Inc. (74)	32,439	32,439	—	—
Sophia Gayle (75)	260	260	—	—
Stichting NUNC (76)	2,588	2,588	—	—
The Liang Living Trust (77)	652	652	—	—
Thomas A. Armer (78)	227	227	—	—
Tian Xu (79)	3,468	3,468	—	—
Trustee Under Beverly K. Fergus Revocable Trust, dated February 24, 2014, as amended or restated (80)	434	434	—	—
Vikram Khanna (81)	12,977	12,977	—	—
Wesley Conard and Carly Braak, as Joint Tenants with Right of Survivorship (82)	112	112	—	—
Wolf, Greenfield & Sacks Investment Trust, LLC (83)	23,018	23,018	—	—
Woodline Master Fund LP (84)	489,029	489,029	—	—
Xiphos Bio LLC (85)	38,395	38,395	—	—
Entities affiliated with YH North America Capital L.P. (86)	24,284	24,284	—	—
Youngsung Ji (87)	25,943	25,943	—	—
Ziwang Xu (88)	1,956	1,956	—	—
Entities affiliated with Jeffrey Samberg, Joseph Samberg, Rebecca P. Samberg, Laura J. Samberg Faino, and Aryeh Davis (89)	29,590	29,590	—	—

*	Less than 1%
(1)

To our knowledge, unless otherwise indicated, all persons named in the table above have sole voting and investment power with respect to their shares of Common Stock. Unless an address is provided below, the address for the holder is 611 Gateway Blvd., Suite 273, South San Francisco, California 94080.

(2)

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. Notwithstanding the foregoing, the beneficial ownership amounts assume the sale of all Common Stock that may be offered pursuant to this prospectus without taking into account certain limitations, including that a holder of Series C Preferred Stock or a Warrant is prohibited from converting shares of Series C Preferred into shares of Common Stock or exercising such Warrant for Common Stock, as applicable, (i) prior to the approval of the Required Company Stockholder Matters or (ii) if, as a result of such conversion or exercise, as applicable, such holder, together with its affiliates, would beneficially own more than a specified percentage (established by the holder between 4.99% and 19.99%) (the “Beneficial Ownership Limitation”) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion or exercise, as applicable.

(3)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 160 Acquisition Shares and 7,969 Acquisition

Conversion Shares. The address of Access Industries Holdings LLC is c/o Access Industries, Inc., 40 West 57th Street, 28th Floor, New York, NY 10019. Such securities may be deemed to be beneficially owned by Access Industries, LLC (“AI”), Access Industries Management, LLC (“AIM”), and Mr. Len Blavatnik because AI controls a majority of the outstanding voting interests in AIH, AIM controls AI and AIH, and Mr. Blavatnik is the controlling person of AIM and controls a majority of the outstanding voting interests in AI.
(4)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 228 Acquisition Shares, 11,402 Acquisition Conversion Shares, and 4,056 Acquisition Warrant Conversion Shares. Balyasny Asset Management L.P. is the investment adviser of AEF Plus Privates Fund, LLC. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the reported securities. The address of AEF Plus Privates Fund, LLC is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(5)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 391,223 Private Placement Conversion Shares and 195,612 Private Placement Warrant Conversion Shares. The address of Affinity Healthcare Fund, LP is 450 Park Avenue, Suite 1403, New York, NY 10022.

(6)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 122 Acquisition Shares.
(7)

The shares reported under “Common Stock Beneficially Owned Before Offering” consist of 464 Acquisition Shares, 23,204 Acquisition Conversion Shares, 8,151 Acquisition Warrant Conversion Shares, and 1 share of Common Stock purchased in the open market. The shares reported under “Common Stock That May Be Offered Pursuant to Prospectus” consist of 464 Acquisition Shares, 23,204 Acquisition Conversion Shares, and 8,151 Acquisition Warrant Conversion Shares. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 1 share of Common Stock purchased in the open market.

(8)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,834 Acquisition Shares, 1,015 Acquisition Warrant Conversion Shares, 6,521 Private Placement Conversion Shares, and 3,261 Private Placement Warrant Conversion Shares.

(9)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 717,242 Private Placement Conversion Shares and 358,621 Private Placement Warrant Conversion Shares. Balyasny Asset Management L.P. is the investment adviser of Atlas Private Holdings (Cayman) Ltd. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the reported securities. The address of Atlas Private Holdings (Cayman) Ltd. is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(10)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 7,103 Acquisition Shares, 355,231 Acquisition Conversion Shares, and 126,353 Acquisition Warrant Conversion Shares. Balyasny Asset Management L.P. is the investment adviser of Atlas Private Holdings VIII, LLC. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the reported securities. The address of Atlas Private Holdings VIII, LLC is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(11)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 13,041 Private Placement Conversion Shares and 6,521 Private Placement Warrant Conversion Shares.

(12)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,659 Acquisition Shares.
(13)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 55 Acquisition Shares.
(14)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 49 Acquisition Shares.
(15)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,726 Acquisition Shares, 136,358 Acquisition

Conversion Shares, and 17,284 Acquisition Warrant Conversion Shares. The address of CD-Venture GmbH is Bergheimer Strasse 45, 69115 Heidelberg, Germany.
(16)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 107 Acquisition Shares and 5,313 Acquisition Conversion Shares held by Chen Jinxia and (ii) 2,608 Acquisition Shares held by Shanghai Yongtong Investment Limited Partnership. Chen Jinxia may be deemed to have voting and investment power over the securities held by Shanghai Yongtong Investment Limited Partnership.

(17)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 120 Acquisition Shares.
(18)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 652,038 Private Placement Conversion Shares and 326,019 Private Placement Warrant Conversion Shares. Coastlands Capital LP is the investment adviser to Coastlands Capital Partners LP (“Coastlands Capital”), and Coastlands Capital GP LLC (“Coastlands GP”) is the general partner of Coastlands Capital. Coastlands Capital LLC (the “General Partner”, and together with Coastlands Capital, Coastlands Capital LP and Coastlands GP, the “Coastlands Entities”) is the general partner of Coastlands Capital LP. Matthew D. Perry is the control person of the Coastlands Entities. The Coastlands Entities and Mr. Perry each disclaim membership in a group and beneficial ownership of the shares of Common Stock except to the extent of their respective pecuniary interests therein. The address and principal office of the Coastlands Entities and Mr. Perry is 601 California St., Suite 1210, San Francisco, CA 94108.

(19)

The shares reported under “Common Stock Beneficially Owned Before Offering” consist of (i) 4,664 Acquisition Shares, 137 Acquisition Warrant Conversion Shares, 6,521 Private Placement Conversion Shares, 3,261 Private Placement Warrant Conversion Shares, and 115 shares of Common Stock purchased in the open market, (ii) 145 Acquisition Shares and 7,231 Acquisition Conversion Shares held by The Rebecca P. Samberg 2018 Revocable Trust dated March 26, 2018, and (iii) 436 Acquisition Shares and 21,778 Acquisition Conversion Shares held by The Samberg Family Foundation, Inc. The shares reported under “Common Stock That May Be Offered Pursuant to Prospectus” consist of 4,664 Acquisition Shares, 137 Acquisition Warrant Conversion Shares, 6,521 Private Placement Conversion Shares, and 3,261 Private Placement Warrant Conversion Shares referred to in clause (i) above. The shares reported under “Common Stock Beneficially Owned After Offering” consist of the 115 shares of Common Stock purchased in the open market referred to in clause (i) above and the shares referred to in clauses (ii) and (iii) above. Copperbeech Partners, LLC is the record holder of the shares described in clause (i) above. Aryeh Davis, as manager of Copperbeech Partners, LLC, has voting and dispositive power over the shares held by Copperbeech Partners, LLC and therefore may be deemed to beneficially own such shares. Mr. Davis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Davis also serves as a co-trustee of The Rebecca P. Samberg 2018 Revocable Trust dated March 26, 2018 referred to in clause (ii) above and as a director of The Samberg Family Foundation, Inc. referred to in clause (iii) above, each a Selling Stockholder named elsewhere in this table, and in such capacities may be deemed to share voting and dispositive power over the shares held by such entities. Mr. Davis disclaims beneficial ownership of such shares.

(20)

The shares reported under “Common Stock Beneficially Owned Before Offering” consist of 260 Acquisition Shares and 155 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 30, 2026. The shares reported under “Common Stock That May Be Offered Pursuant to Prospectus” consist of 260 Acquisition Shares. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 155 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 30, 2026.

(21)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 4 Acquisition Shares held by Darlene Allen and (ii) 29 Acquisition Shares held by Darlene Allen and Robert Allen, as Joint Tenants with Right of Survivorship.

(22)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 106 Acquisition Shares and 5,273 Acquisition

Conversion Shares. The address of DA-VISION Fund No6 is c/o Gravity Ventures, 3rd Floor, 728 Yeoksam-dong, Gangnam-gu, Seoul, Republic of Korea 06224.
(23)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 167 Acquisition Shares.
(24)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 21 Acquisition Shares.
(25)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 174 Acquisition Shares held by Elizabeth A. Whayland and (ii) 295 Acquisition Shares held by Elizabeth A. Whayland and Gregory T. Mulhern, as Joint Tenants with Right of Survivorship. Elizabeth A. Whayland and Gregory T. Mulhern each share voting and investment power over Elizabeth A. Whayland and Gregory T. Mulhern, as Joint Tenants with Right of Survivorship and may each be deemed to beneficially own such shares.

(26)

The shares reported under “Common Stock Beneficially Owned Before Offering” consist of (i) 5,543 Acquisition Shares, 89,312 Acquisition Conversion Shares, 26,964 Acquisition Warrant Conversion Shares, 14,854 Private Placement Conversion Shares, 7,427 Private Placement Warrant Conversion Shares, and 13,688 shares of Common Stock purchased in the open market held by Boothbay Absolute Return Strategies, LP (“BBARS”) and (ii) 12,450 Acquisition Shares, 25,580 Acquisition Conversion Shares, 9,492 Acquisition Warrant Conversion Shares, 4,904 Private Placement Conversion Shares, 2,452 Private Placement Warrant Conversion Shares, and 4,518 shares of Common Stock purchased in the open market held by Boothbay Diversified Alpha Master Fund LP (“BBDAMF”). The shares reported under “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 5,543 Acquisition Shares, 89,312 Acquisition Conversion Shares, 26,964 Acquisition Warrant Conversion Shares, 14,854 Private Placement Conversion Shares, and 7,427 Private Placement Warrant Conversion Shares held by BBARS and (ii) 12,450 Acquisition Shares, 25,580 Acquisition Conversion Shares, 9,492 Acquisition Warrant Conversion Shares, 4,904 Private Placement Conversion Shares, and 2,452 Private Placement Warrant Conversion Shares held by BBDAMF. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 13,688 shares of Common Stock purchased in the open market held by BBARS and 4,518 shares of Common Stock purchased in the open market held by BBDAMF. Boothbay Fund Management, LLC (“Boothbay”) manages multi-manager fund vehicles, BBARS and BBDAMF. Boothbay, in its capacity as the investment manager of BBARS and BBDAMF, has appointed Ikarian Capital, LLC (“Ikarian”) as a sub-advisor with shared voting and dispositive power over a portion of the securities held by BBARS and BBDAMF. Neil Shahrestani is the sole manager and a member of Ikarian and, in such capacities, may be deemed to share voting and dispositive power over such securities. The business address of BBARS and BBDAMF is 140 East 45th Street, 16th Floor, New York, NY 10017.

(27)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 2,184 Acquisition Shares, 109,221 Acquisition Conversion Shares, 38,849 Acquisition Warrant Conversion Shares, 181,202 Private Placement Conversion Shares, and 90,601 Private Placement Warrant Conversion Shares held by Cormorant Global Healthcare Master Fund, LP (“Cormorant Global”) and (ii) 3,314 Acquisition Shares, 165,756 Acquisition Conversion Shares, 58,958 Acquisition Warrant Conversion Shares, 275,226 Private Placement Conversion Shares, and 137,613 Private Placement Warrant Conversion Shares held by Cormorant Private Healthcare Fund VI, LP (“Cormorant Private VI”). Cormorant Asset Management, LP serves as the investment manager for Cormorant Global and Cormorant Private VI. Bihua Chen is the managing member of Cormorant Global Healthcare GP, LLC, the sole general partner of Cormorant Global, and may be deemed to have sole voting and investment power over the securities held by Cormorant Global and Cormorant Private VI. Each of Cormorant Asset Management, LP and Ms. Chen disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. The business address of Cormorant Global and Cormorant Private VI is 200 Clarendon Street, 50th Floor, Boston, MA 02116.

(28)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 489,029 Private Placement Conversion Shares and 244,515 Private Placement Warrant Conversion Shares held by Foresite Capital Fund VI LP (“Foresite Fund VI”) and (ii) 163,010 Private Placement Conversion Shares and 81,505 Private Placement Warrant

Conversion Shares held by Foresite Public & Crossover Opportunities Fund I, L.P. (“Foresite Crossover”). The address of Foresite Fund VI and Foresite Crossover is 9200 Sunset Boulevard, PH1, West Hollywood, CA 90069.
(29)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 5,497 Acquisition Shares, 274,976 Acquisition Conversion Shares, 97,806 Acquisition Warrant Conversion Shares, 1,178,134 Private Placement Conversion Shares, and 589,067 Private Placement Warrant Conversion Shares held by Janus Henderson Biotech Innovation Master Fund Limited (the “Janus Fund”) and (ii) 256,350 Private Placement Conversion Shares and 128,175 Private Placement Warrant Conversion Shares held by Janus Henderson Biotech Innovation Master Fund II Limited (the “Janus Fund II”, together with Janus Fund, the “Funds”). Such Shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Funds. Under the terms of its management contract with the Funds, Janus has overall responsibility for directing the investments of the Funds in accordance with the Funds’ investment objective, policies and limitations. The Funds have one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the shares offered hereby. The address for Janus is 151 Detroit Street, Denver, CO 80206. The portfolio managers for the Funds are: Andrew Acker, Daniel S. Lyons and Agustin Mohedas.

(30)

The shares reported under “Common Stock Beneficially Owned Before Offering” consist of (i) 14,380 Acquisition Shares, 719,403 Acquisition Conversion Shares, 38,555 Acquisition Warrant Conversion Shares, 57,380 Private Placement Conversion Shares, and 28,690 Private Placement Warrant Conversion Shares held by Acadia Woods Partners, LLC, (ii) 1,891 Acquisition Shares, 94,583 Acquisition Conversion Shares, 15,339 Acquisition Warrant Conversion Shares, 35,993 Private Placement Conversion Shares, and 17,997 Private Placement Warrant Conversion Shares held by Jeffrey S. Samberg Amended & Restated Revocable Trust, (iii) 145 Acquisition Shares and 7,231 Acquisition Conversion Shares held by The Rebecca P. Samberg 2018 Revocable Trust dated March 26, 2018, and (iv) 436 Acquisition Shares and 21,778 Acquisition Conversion Shares held by The Samberg Family Foundation, Inc. The shares reported under “Common Stock That May Be Offered Pursuant to Prospectus” consist of the aggregate Resale Shares set forth in (i) and (ii) above. Jeffrey Samberg is the manager of Acadia Woods Partners, LLC, trustee of the Jeffrey S. Samberg Amended & Restated Revocable Trust, co-trustee of The Rebecca P. Samberg 2018 Revocable Trust dated March 26, 2018, and a member of the board of directors of The Samberg Family Foundation, Inc., and may be deemed to have voting and investment power over the securities held by each such entity. Jeffrey Samberg disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Jeffrey Samberg served as a member of the Board of Directors of Orphai Therapeutics, Inc. prior to the Acquisition. The business address of Acadia Woods Partners, LLC is c/o Hawkes Financial LLC, 77 Bedford Road, Katonah, NY 10536.

(31)

The shares reported under “Common Stock Beneficially Owned Before Offering” consist of (i) 2,618 Acquisition Shares, 130,950 Acquisition Conversion Shares, 15,339 Acquisition Warrant Conversion Shares, 10,955 Private Placement Conversion Shares, and 5,478 Private Placement Warrant Conversion Shares held by Joseph D. Samberg Revocable Trust, (ii) 146 Acquisition Shares and 7,274 Acquisition Conversion Shares held by Joseph Samberg, (iii) 145 Acquisition Shares and 7,231 Acquisition Conversion Shares held by The Rebecca P. Samberg 2018 Revocable Trust dated March 26, 2018, and (iv) 436 Acquisition Shares and 21,778 Acquisition Conversion Shares held by The Samberg Family Foundation, Inc. The shares reported under “Common Stock That May Be Offered Pursuant to Prospectus” consist of the aggregate Resale Shares set forth in (i) and (ii) above. Joseph Samberg is trustee of The Joseph D. Samberg Revocable Trust, a co-trustee of The Rebecca P. Samberg 2018 Revocable Trust dated March 26, 2018, and a member of the board of directors of The Samberg Family Foundation, Inc., and may be deemed to have voting and investment power over the securities held by each such entity. Joseph Samberg disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(32)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 353 Acquisition Shares and 17,664 Acquisition

Conversion Shares held by 23rd Century Capital LLC and (ii) 2,031 Acquisition Shares and 101,567 Acquisition Conversion Shares held by Jonathan M. Rothberg Children’s Trust 2012. Jonathan M. Rothberg may be deemed to have voting and investment power over the securities held by 23rd Century Capital LLC and Jonathan M. Rothberg Children’s Trust 2012. The address for 23rd Century Capital LLC and Jonathan M. Rothberg Children’s Trust 2012 is 10 West San Marino Drive, Miami Beach, FL 33139.
(33)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 8,075 Acquisition Shares and 403,937 Acquisition Conversion Shares held by KLS Consortium Limited (“KLS”) and (ii) 130 Acquisition Shares, 6,497 Acquisition Conversion Shares, and 2,283 Acquisition Warrant Conversion Shares held by LSS Private Equity Singapore PTE. LTD (“LSS”). KLS is a Cayman Islands segregated portfolio company. Voting and dispositive power over these securities is exercised through LSS Private Equity Co., Ltd., general partner of the SKS METIS Fund No. 1 and Kclavis Metis Fund No.1 that established KLS. LSS is a wholly owned subsidiary of LSS Private Equity Co., Ltd. Voting and dispositive power over these securities is exercised through LSS Private Equity Co. Ltd. Young Chul Kim holds such power on behalf of LSS Private Equity Co., Ltd. The address of KLS and LSS is 10F, Two IFC, 10 Gukjegeumyung-ro, Yeongdeungpo-gu, Seoul, Korea.

(34)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 1,973 Acquisition Shares held by Michael J. Rothberg Family Trust and (ii) 5,498 Acquisition Shares and 12,122 Acquisition Conversion Shares held by Rothberg Family Fund I LLC. Michael J. Rothberg may be deemed to have voting and investment power over the securities held by Michael J. Rothberg Family Trust and Rothberg Family Fund I LLC.

(35)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 2,138 Acquisition Shares held by Mintz Levin Special Investments Fund LLC (Series Fiscal 2016) (“MLSIF 16”), (ii) 191 Acquisition Shares and 69 Acquisition Warrant Conversion Shares held by Mintz Levin Special Investments Fund LLC (Series Fiscal 2026) (“MLSIF 26”), (iii) 1,065 Acquisition Shares, 9,925 Acquisition Conversion Shares, and 310 Acquisition Warrant Conversion Shares held by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and (iv) 79 Acquisition Shares held by Michael L. Fantozzi. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as outside legal counsel to Orphai Therapeutics, Inc. from April 2013 through July 2024. Michael L. Fantozzi is a partner of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. The address of MLSIF 16 and MLSIF 26 is One Financial Center, Boston, MA 02111.

(36)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 16,678 Private Placement Conversion Shares and 8,339 Private Placement Warrant Conversion Shares held by SilverArc Capital Alpha Fund I, L.P., (ii) 415,331 Private Placement Conversion Shares and 207,666 Private Placement Warrant Conversion Shares held by SilverArc Capital Alpha Fund II, L.P., and (iii) 154,827 Private Placement Conversion Shares and 77,414 Private Placement Warrant Conversion Shares held by Squarepoint Diversified Partners Fund Limited. SilverArc Capital Management, LLC is the controlling entity of each of SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P., and Squarepoint Diversified Partners Fund Limited, and is solely owned by Devesh Gandhi. Mr. Gandhi may be deemed to have shared voting and investment power over the securities held by each such entity. Mr. Gandhi disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The business address of SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P., and Squarepoint Diversified Partners Fund Limited is 20 Park Plaza, 4th Floor, Boston, MA 02116.

(37)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 326,019 Private Placement Conversion Shares and 163,010 Private Placement Warrant Conversion Shares. Eventide Healthcare Innovation Fund I GP LLC (the “GP”) is the general partner of Eventide Healthcare Innovation Fund I LP (“EHIF I”) and may be deemed to have voting and investment power over the shares held by EHIF I. Eventide Asset Management, LLC (“Eventide”), the Managing Member of the GP, and Robin John, Chief Executive Officer of Eventide, may also be deemed to have voting and investment power over the shares held by EHIF I. Finny Kuruvilla and I-hing Shih are members of EHIF I’s Investment Committee and may be deemed to share voting and investment power over the shares held by EHIF I. Each of the GP, Eventide, Mr. John, Mr. Kuruvilla, and Ms. Shih disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interests therein. The address of EHIF I is c/o Eventide Asset Management, LLC, 1 International Place, Suite 4210, Boston, MA 02110.
(38)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 213 Acquisition Shares and 10,625 Acquisition Conversion Shares. The address of Feixiang Holdings Private Limited is No. 425 Changyang Street, Suzhou Industrial Park, Suzhou Jiangsu, China.

(39)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,732 Acquisition Shares and 30,322 Acquisition Conversion Shares. The address of Global Institutional Capital Holdings SPV is Villa 49, Al Muntazah complex, Jebel Ali, Dubai, United Arab Emirates.

(40)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 2,601 Acquisition Shares held by Gregg Fergus and (ii) 434 Acquisition Shares held by Trustee Under Gregg C. Fergus Revocable Trust, dated February 28, 2014, as amended or restated. Gregg Fergus, as trustee of the Gregg C. Fergus Revocable Trust, dated February 28, 2014, as amended or restated, may be deemed to have voting and investment power over the securities held by such trust. The address for Gregg Fergus is PO Box 1715 Sanibel, FL 33957.

(41)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 242 Acquisition Shares, 12,066 Acquisition Conversion Shares, and 4,239 Acquisition Warrant Conversion Shares. Guilford Asia Association No.1 is a Korean individual investment partnership. June Tae Park, as its general partner, holds sole voting and dispositive power over these securities. The address of Guilford Asia Association No.1 is 50 Worldcup Buk-ro, Mapo-gu, Suite 1118, Seoul, Korea.

(42)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 4,335 Acquisition Shares.
(43)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 98 Acquisition Shares.
(44)

The shares reported under “Common Stock Beneficially Owned Before Offering” consist of 8,358 Acquisition Shares, 418,138 Acquisition Conversion Shares, 80,320 Acquisition Warrant Conversion Shares, 45,447 Private Placement Conversion Shares, 22,724 Private Placement Warrant Conversion Shares, and 41,132 shares of Common Stock purchased in the open market. The shares reported under “Common Stock That May Be Offered Pursuant to Prospectus” consist of 8,358 Acquisition Shares, 418,138 Acquisition Conversion Shares, 80,320 Acquisition Warrant Conversion Shares, 45,447 Private Placement Conversion Shares, and 22,724 Private Placement Warrant Conversion Shares. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 41,132 shares of Common Stock purchased in the open market. Ikarian Capital, LLC (“Ikarian”), as the investment manager of Ikarian Healthcare Master Fund, LP (the “Fund”), has shared voting and dispositive power over the securities held by the Fund. Neil Shahrestani is the sole manager and a member of Ikarian and, in such capacities, may be deemed to share voting and dispositive power over such securities. The business address of Ikarian is 100 Crescent Court, Suite 1620, Dallas, TX 75201.

(45)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 66 Acquisition Shares.
(46)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 31 Acquisition Shares.
(47)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 14 Acquisition Shares.
(48)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 1,905 Acquisition Shares and 95,295 Acquisition Conversion Shares.

(49)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 4,313 Acquisition Shares and 22,528 Acquisition

Conversion Shares. The address of Liberty Bell Investment Corp. is 1939 Stone Ridge Lane, Villanova, PA 19085, Attn: Brian Streko.
(50)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 309,718 Private Placement Conversion Shares and 154,859 Private Placement Warrant Conversion Shares. The principal business address for LifeSci Venture Master, LLC is 152 West 57th Street, 32nd Floor, New York, NY 10019.

(51)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 42 Acquisition Shares.
(52)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,608 Acquisition Shares.
(53)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 326,019 Private Placement Conversion Shares and 163,010 Private Placement Warrant Conversion Shares. The address of Logos Opportunities Fund V LP is 1 Letterman Dr., C3-350, San Francisco, CA 94129.

(54)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 1 Acquisition Share.
(55)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2 Acquisition Shares.
(56)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,608 Acquisition Shares.
(57)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 4,739 Acquisition Shares and 1,696 Acquisition Warrant Conversion Shares. The address of Moca Ventures Inc. is Floor 12, 2621, Nambusunhwan-ro, Gangnam-gu, Seoul, Republic of Korea 06267.

(58)

The shares reported under “Common Stock Beneficially Owned Before Offering” consist of 478 Acquisition Shares, 23,894 Acquisition Conversion Shares, 8,394 Acquisition Warrant Conversion Shares, and 17,337 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 30, 2026. The shares reported under “Common Stock That May Be Offered Pursuant to Prospectus” consist of 478 Acquisition Shares, 23,894 Acquisition Conversion Shares, and 8,394 Acquisition Warrant Conversion Shares. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 17,337 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 30, 2026. Dr. Gunel served as a member of the Board of Directors and Scientific Advisory Board of Orphai Therapeutics, Inc. prior to the Acquisition.

(59)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 87 Acquisition Shares.
(60)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 16,301 Private Placement Conversion Shares and 8,151 Private Placement Warrant Conversion Shares.

(61)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 261 Acquisition Shares.
(62)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 912,853 Private Placement Conversion Shares and 456,427 Private Placement Warrant Conversion Shares. Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own such shares. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to have voting and dispositive power over the shares held by Perceptive Life Sciences Master Fund, Ltd. Perceptive Advisors and Mr. Edelman disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The principal business address of Perceptive Life Sciences Master Fund, Ltd. is 51 Astor Place, 10th Floor, New York, NY 10003.

(63)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 11,702 Private Placement Conversion Shares and 5,851 Private Placement Warrant Conversion Shares. The principal business address of Persistent Asset

Global Select Fund SPC – Persistent Asset X Segregated Portfolio is Suite 1901, Two Exchange Square, 8 Connaught Place, Central, Hong Kong.
(64)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 39 Acquisition Shares.
(65)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 279 Acquisition Shares.
(66)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 75 Acquisition Shares.
(67)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 8 Acquisition Shares.
(68)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 3,574 Acquisition Shares and 1,279 Acquisition Warrant Conversion Shares.

(69)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 174 Acquisition Shares.
(70)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,161 Acquisition Shares.
(71)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 183,910 Private Placement Conversion Shares and 91,955 Private Placement Warrant Conversion Shares. Columbia Management Investment Advisers, LLC serves as investment manager to Seligman Healthcare Spectrum (Master) Fund (“SHS Master”). Kosta Kleyman, portfolio manager of SHS Master, may be deemed to exercise ultimate investment power of the securities held by SHS Master. The address of SHS Master is c/o Columbia Management Investment Advisers, LLC, 290 Congress Street, Boston, Massachusetts 02210.

(72)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 3,208 Acquisition Shares. The address of Shenzhen Sangel Jing Rui Venture Capital (Limited Partnership) is Room 2402, Shenzhen Bay Venture Capital Building, No. 25 Haitianer Road, Nanshan District, Shenzhen, Guangdong 518000.

(73)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,608 Acquisition Shares. The address of SIP Sungent BioVenture Venture Capital Investment Partnership (LP) is Room B06, 4th Floor, Building A3, No.218 Xinghu Street, Suzhou Industrial Park.

(74)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 473 Acquisition Shares, 23,656 Acquisition Conversion Shares, and 8,310 Acquisition Warrant Conversion Shares held by SKS Metis Fund No. 1.

(75)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 260 Acquisition Shares.
(76)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,588 Acquisition Shares.
(77)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 652 Acquisition Shares. The address of The Liang Living Trust is 115 Tobin Clark Drive, Hillsborough, CA 94010.

(78)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 227 Acquisition Shares.
(79)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 3,468 Acquisition Shares.
(80)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 434 Acquisition Shares. The address of the Trustee Under Beverly K. Fergus Revocable Trust, dated February 24, 2014, as amended or restated is 2197 Williams Point Dr., Stoughton, WI 53589.

(81)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 190 Acquisition Shares, 9,463 Acquisition Conversion

Shares, and 3,324 Acquisition Warrant Conversion Shares. Vikram Khanna served as a member of the Board of Directors of Orphai Therapeutics, Inc. prior to the Acquisition.
(82)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 112 Acquisition Shares.
(83)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,169 Acquisition Shares, 20,217 Acquisition Conversion Shares, and 632 Acquisition Warrant Conversion Shares.

(84)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 326,019 Private Placement Conversion Shares and 163,010 Private Placement Warrant Conversion Shares. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares held by Woodline Master Fund LP. Woodline Partners LP disclaims any beneficial ownership of these shares. The business address of Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(85)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 753 Acquisition Shares and 37,642 Acquisition Conversion Shares.

(86)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 160 Acquisition Shares and 7,969 Acquisition Conversion Shares held by YH North America Capital L.P. and (ii) 2,873 Acquisition Shares and 13,282 Acquisition Conversion Shares held by Yonghua International I L.P.

(87)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 3,270 Acquisition Shares, 21,658 Acquisition Conversion Shares, and 1,015 Acquisition Warrant Conversion Shares.

(88)	The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 1,956 Acquisition Shares.
(89)

The shares reported under “Common Stock Beneficially Owned Before Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 145 Acquisition Shares and 7,231 Acquisition Conversion Shares held by The Rebecca P. Samberg 2018 Revocable Trust dated March 26, 2018, and (ii) 436 Acquisition Shares and 21,778 Acquisition Conversion Shares held by The Samberg Family Foundation, Inc. The shares reported under “Common Stock That May Be Offered Pursuant to Prospectus” consist of the aggregate Resale Shares set forth in (i) and (ii) above. The shares referred to in (i) are held of record by The Rebecca P. Samberg 2018 Revocable Trust. Jeffrey S. Samberg, Joseph D. Samberg, Laura Samberg Faino, Rebecca P. Samberg and Aryeh Davis serve as co-trustees of the trust, and each trustee may act independently with respect to the trust. Accordingly, each of the trustees may be deemed to share voting and dispositive power over the shares held by the trust. Each of the trustees, other than Rebecca P. Samberg, disclaims beneficial ownership of the shares held by the trust except to the extent of his or her pecuniary interest therein, if any. The shares referred to in (ii) are held of record by The Samberg Family Foundation, Inc., a Delaware nonprofit corporation. The Foundation’s board of directors, currently consisting of Rebecca P. Samberg, Laura J. Samberg Faino, Jeffrey S. Samberg, Joseph D. Samberg and Aryeh Davis, has voting and dispositive power over the shares held by the Foundation. By virtue of their positions as directors of the Foundation, each of the foregoing individuals may be deemed to share voting and dispositive power over the shares held by the Foundation. Each of the foregoing individuals disclaims beneficial ownership of the shares held by the Foundation except to the extent of his or her pecuniary interest therein, if any. Aryeh Davis is also the manager of Copperbeech Partners, LLC, a Selling Stockholder named elsewhere in this table, and in such capacity has voting and dispositive power over the shares held by Copperbeech Partners, LLC. Mr. Davis disclaims beneficial ownership of the shares held by Copperbeech Partners, LLC except to the extent of his pecuniary interest therein.

Material Relationships with the Selling Stockholders

The following Selling Stockholders have or previously had the below material relationships with us or Orphai within the past three years:

•

Jeffrey Samberg previously served as a member of the board of directors of Orphai Subsidiary from October 16, 2025 until the Closing. Mr. Samberg is the manager of Acadia Woods Partners, LLC, trustee of the Jeffrey S. Samberg Amended & Restated Revocable Trust, co-trustee of The Rebecca P. Samberg 2018 Revocable Trust dated March 26, 2018, and a member of the board of directors of The Samberg Family Foundation, Inc., and may be deemed to have voting and investment power over the securities held by each such entity.

•

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as outside legal counsel to Orphai Subsidiary from April 2013 through July 2024. Michael L. Fantozzi is a partner of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

•	Dr. Murat Gunel previously served as a member of the board of directors of Orphai Subsidiary from September 1, 2022 until the Closing.

•	Mr. Vikram Khanna previously served as a member of the board of directors of Orphai Subsidiary from October 1, 2021 until the Closing.

Acquisition Transactions

See the section titled “Prospectus Summary—Recent Developments” for a description of the terms of the agreements entered into in connection with the Acquisition Transactions which is incorporated herein by reference.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Resale Shares or interests in Resale Shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Resale Shares or interests in Resale Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of Resale Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	underwritten offerings;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

In connection with the sale of Resale Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this prospectus, which Resale Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Resale Shares offered by them will be the purchase price of the Resale Shares less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Resale Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. If the Warrants are exercised for cash, we will receive the net proceeds therefrom.

The Selling Stockholders also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Resale Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the Resale Shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Resale Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Resale Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Resale Shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Resale Shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the Resale Shares covered by this prospectus and (ii) the date on which the Resale Shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

There can be no assurance that any Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the registration statement of which this prospectus forms a part.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Cooley LLP, Washington, D.C. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Quince Therapeutics, Inc. as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding Quince Therapeutics, Inc.’s ability to continue as a going concern.

The financial statements of Orphai Therapeutics, Inc. as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us.

Information about us is also available at our website at www.quincetx.com. However, the information on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except, in each case, as to any portion of any future report or document that is not deemed filed under such provisions, prior to the termination of any offering of securities made by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 10, 2026;

•

our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders filed with the SEC on April 27, 2026 (except for information contained therein which is furnished rather than filed);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 11, 2026;

•

our Current Reports on Form 8-K (except for information contained therein which is furnished rather than filed) filed on January  29, 2026, February  2, 2026, February  12, 2026, March  20, 2026, March  30, 2026, April  9, 2026, April  22, 2026, April  28, 2026, May  18, 2026 (as amended on May  18, 2026 and July 30, 2026), May 21, 2026, June  11, 2026, and June  26, 2026 (as amended on June 26, 2026); and

•

the description of our Common Stock which is registered under Section 12 of the Exchange Act, described in Exhibit 4.2 to our Annual Report for the fiscal year ended December 31, 2025, filed with the SEC on April 10, 2026, including all amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Quince Therapeutics, Inc., Attn: Corporate Secretary, 611 Gateway Boulevard, Suite 273, South San Francisco, California 94080, telephone number (415) 910-5717. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder on Form S-3 (other than underwriting discounts and commissions, if any) are set forth below. The Selling Stockholders will not bear any portion of such expenses. Each item listed is estimated, except for the SEC registration fee:

SEC registration fee	$38,600
Printing expenses	100,000
Legal fees and expenses	300,000
Accounting fees and expenses	50,000
Transfer agent	10,000

Total	$498,600

Item 15.	Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our amended and restated bylaws provide for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides for such limitation of liability.

We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments we may make to our officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.	Exhibits

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated May 17, 2026, by and among Quince Therapeutics, Inc., Phoenix Merger Sub I, Inc., Phoenix Merger Sub II, LLC, Orphai Therapeutics, LLC, and Orphai Holdings Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38890), filed with the SEC on May 18, 2026).

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38890), filed with the SEC on May 13, 2019).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Quince Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38890), filed with the SEC on August 1, 2022).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Quince Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38890), filed with the SEC on April 9, 2026).

4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Quince Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38890), filed with the SEC on June 26, 2026).

4.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38890), filed with the SEC on August 1, 2022).

4.6	Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-38890), filed with the SEC on April 10, 2026).

4.7	Certificate of Designation of Series C Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38890), filed with the SEC on May 18, 2026).

4.8	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38890), filed with the SEC on June 13, 2025).

4.9	Form of Common Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38890), filed with the SEC on June 13, 2025).

4.10	Form of Warrant to Purchase Series C Non-Voting Convertible Preferred Stock or Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38890), filed with the SEC on May 18, 2026).

4.11	Form of Registration Rights Agreement, dated June 12, 2025, by and among Quince Therapeutics, Inc. and each of the several purchasers signatory thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38890), filed with the SEC on June 13, 2025.

4.12†	Form of Registration Rights Agreement, by and among Quince Therapeutics, Inc. and certain investors signatory thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38890), filed with the SEC on May 18, 2026).

5.1**	Opinion of Cooley LLP.

23.1*	Consent of BDO USA, P.C., independent registered public accounting firm for Quince Therapeutics, Inc.

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Orphai Therapeutics, LLC

Exhibit Number	Description

23.3**	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (including on signature page of this Registration Statement)

107*	Filing Fee Table.

†

Certain schedules, annexes and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule, annex or attachment to the SEC upon request.

*	Filed herewith.
**	To be filed by amendment.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Filing Fee Table” in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i),(ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on July 31, 2026.

QUINCE THERAPEUTICS, INC.

By:	/s/ Dirk Thye
Dirk Thye, M.D.
Chief Executive Officer and
Chief Medical Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dirk Thye and Brendan Hannah, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and generally to do all such things in his or her name and behalf in his or her capacity as officers and directors to enable the Company to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact, proxies and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dirk Thye Dirk Thye, M.D.	Chief Executive Officer, Chief Medical Officer and Director (Principal Executive Officer)	July 31, 2026

/s/ Brendan Hannah Brendan Hannah	Chief Business Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	July 31, 2026

/s/ David A. Lamond David A. Lamond	Director	July 31, 2026

/s/ June Bray June Bray	Director	July 31, 2026

/s/ Brigette Roberts Brigette Roberts, M.D.	Chief of Corporate Affairs and Director	July 31, 2026

/s/ Christopher J. Senner Christopher J. Senner	Director	July 31, 2026